EXHIBIT 12--STATEMENT RE: COMPUTATION OF RATIOS

COMPASS BANCSHARES, INC.
COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                      YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1993     1992     1991
                                                     -------- -------- --------
                                                           (IN THOUSANDS)
Pretax income....................................... $137,519 $113,800 $ 91,929
Add fixed charges:
  Interest on deposits..............................  159,893  185,705  234,820
  Interest on borrowings............................   37,413   40,527   56,600
  Portion of rental expense representing interest
   expense..........................................    2,362    2,691    2,398
                                                     -------- -------- --------
    Total fixed charges.............................  199,668  228,923  293,818
                                                     -------- -------- --------
  Income before fixed charges....................... $337,187 $342,723 $385,747
                                                     ======== ======== ========
Total fixed charges................................. $199,668 $228,923 $293,818
Preferred stock dividends...........................    1,531    2,089    1,591
Tax effect of preferred stock dividends.............      828    1,064      739
                                                     -------- -------- --------
Combined fixed charges and preferred stock divi-
 dends.............................................. $202,027 $232,076 $296,148
                                                     ======== ======== ========
Pretax income....................................... $137,519 $113,800 $ 91,929
Add fixed charges (excluding interest on deposits):
  Interest on borrowings............................   37,413   40,527   56,600
  Portion of rental expense representing interest
   expense..........................................    2,362    2,691    2,398
                                                     -------- -------- --------
    Total fixed charges.............................   39,775   43,218   58,998
                                                     -------- -------- --------
  Income before fixed charges (excluding interest on
   deposits)........................................ $177,294 $157,018 $150,927
                                                     ======== ======== ========
Total fixed charges................................. $ 39,775 $ 43,218 $ 58,998
Preferred stock dividends...........................    1,531    2,089    1,591
Tax effect of preferred stock dividends.............      828    1,064      739
                                                     -------- -------- --------
Combined fixed charges and preferred stock divi-
 dends.............................................. $ 42,134 $ 46,371 $ 61,328
                                                     ======== ======== ========
RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits....................    1.67X    1.48x    1.30x
  Excluding interest on deposits....................    4.21X    3.39x    2.46x

COMPASS BANCSHARES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                      YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                       1993     1992     1991
                                                     -------- -------- --------
                                                           (IN THOUSANDS)
Pretax income....................................... $137,519 $113,800 $ 91,929
Add fixed charges:
  Interest on deposits..............................  159,893  185,705  234,820
  Interest on borrowings............................   37,413   40,527   56,600
  Portion of rental expense representing interest
   expense..........................................    2,362    2,691    2,398
                                                     -------- -------- --------
    Total fixed charges.............................  199,668  228,923  293,818
                                                     -------- -------- --------
  Income before fixed charges....................... $337,187 $342,723 $385,747
                                                     ======== ======== ========
Pretax income....................................... $137,519 $113,800 $ 91,929
Add fixed charges (excluding interest on deposits):
  Interest on borrowings............................   37,413   40,527   56,600
  Portion of rental expense representing interest
   expense..........................................    2,362    2,691    2,398
                                                     -------- -------- --------
    Total fixed charges.............................   39,775   43,218   58,998
                                                     -------- -------- --------
  Income before fixed charges (excluding interest on
   deposits)........................................ $177,294 $157,018 $150,927
                                                     ======== ======== ========
RATIO OF EARNINGS TO FIXED CHARGES:
  Including interest on deposits....................    1.69X    1.50x    1.31x
  Excluding interest on deposits....................    4.46X    3.63x    2.56x

                                       70